Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 126895.2

September 15, 2023

J.Jill, Inc.

4 Batterymarch Park

Quincy, MA 02169

To the Addressee:

We have acted as counsel to J.Jill, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the (a) registration and sale from time to time by the Company of up to 6,000,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and (b) registration and sale from time to time by a selling stockholder (the “Selling Stockholder”) of up to 8,465,444 shares of Common Stock (“Selling Stockholder Shares”), comprising (i) 5,154,129 of the Selling Stockholder Shares that are owned by the Selling Stockholder and (ii) 3,311,315 of the Selling Stockholder Shares that are issuable upon the exercise of warrants owned by the Selling Stockholder (such warrants, the “Warrants”); and such shares, the “Warrant Shares”). The Company Shares and Selling Stockholder Shares are collectively referred to herein as the “Shares.”

The Shares may be offered and sold from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto (the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things: (i) the Registration Statement, including the Prospectus and the documents incorporated by reference therein; (ii) the Written Consent of the Company’s Board of Directors, adopted on September 15, 2023; and (iii) a certificate issued by the Secretary of the State of Delaware on the date hereof, to the effect that the Company is existing under the laws of the State of Delaware and in good standing.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON

LONDON    LOS ANGELES    MIAMI    NEW YORK    RICHMOND    SAN FRANCISCO    TOKYO    TYSONS    WASHINGTON, DC

www.HuntonAK.com

J.Jill, Inc.

September 15, 2023

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties (other than the Company) and the validity, binding effect and enforceability thereof on such parties (other than the Company).

As to factual matters, we have relied upon, and assumed the accuracy of: (i) representations included in the documents submitted to us; (ii) certificates of officers of the Company; and (iii) upon certificates of public officials, in each case without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have deemed necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.	The Shares have been duly authorized by the Company.

2.

When the Company Shares have been duly issued by the Company and delivered in exchange for the consideration described in, and pursuant to the terms and conditions set forth in the, Registration Statement (as declared effective by the Commission), the Prospectus and any applicable prospectus supplement, the Company Shares will be validly issued, fully paid and nonassessable.

3.	The Selling Stockholder Shares (other than the Warrant Shares) are validly issued, fully paid and nonassessable.

4.

The Warrant Shares, when issued against payment therefor and delivered upon exercise of the Warrants held by the Selling Stockholder in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof, and we express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

J.Jill, Inc.

September 15, 2023

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. It is understood that this opinion is to be used only in connection with the offer and sale of Registered Shares while the Registration Statement is effective under the Securities Act. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Sincerely,

/s/ Hunton Andrews Kurth LLP